UNITED STATES
         SECURITIES AND EXCHANGE COMMISSION
                WASHINGTON, DC 20549

                   ______________


                      FORM 8-K

                   CURRENT REPORT

       PURSUANT TO SECTION 13 OR 15(d) OF THE
           SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of earliest event reported):
                   August 1, 1997

            McWhorter Technologies, Inc.
 (Exact Name of Registrant as Specified in Charter)


         Delaware                   1-12854                36-3919940
(State or Other Jurisdiction  (Commission File No.)       (IRS Employer
of Incorporation)                                          Identification No.)



     400 East Cottage Place, Carpentersville, Illinois 60110

       (Address of Principal Executive Offices) (Zip Code)

 Registrant's telephone number, including area code: 847-428-2657


(Former Name or Former Address, if Changed Since Last Report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On August 1, 1997, McWhorter Technologies, Inc.
(the "Company") completed the acquisition Syntech
S.p.A. and its affiliated entities and subsidiaries.
The aggregate consideration paid was $47,107,128 in cash and approximately $15,500,000 of debt was assumed. The cash portion of the purchase consideration was made available from the Company's $150,000,000 credit facility.

     The transaction involved the acquisition of all of the stock of Syntech Resin Technologies S.A., the Luxembourg holding company of Syntech S.p.A., and all of the stock of Syntech, Inc. from Antonio Napoli & C.s.a.p.a., Gestin S.r.l. and Cable Beach Holdings Ltd. Upon completion of the transaction the Company contributed such stock and warrants to its wholly-owned U.K. subsidiary McWhorter Holdings Ltd., and the Luxembourg holding company was liquidated.

     The acquisition requires the filing of financial statements and pro forma financial information pursuant to Rule 3-05(b) and Article 11 of Regulation
S-X.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
         INFORMATION AND EXHIBITS.

(a)  Financial Statements of Businesses Acquired.
     Financial statements of the acquired business are not included. Such financial statements will be filed no later than 60 days after the required filing date of this Current Report on Form 8-K.

(b)  Pro Forma Financial Information.
     Pro forma financial information of the Company and acquired business are not included. Such pro forma financial information will be filed no later than 60 days after the required filing date of this Current Report on Form 8-K.

(c)  Exhibits.
     2.1   Stock Purchase Agreement By and Between
           McWhorter Technologies, Inc. and Antonio
           Napoli & C.s.a.p.a. and Gestin S.r.l.

     2.2   Warrant Purchase Agreement Between
           McWhorter Technologies, Inc. and Cable
           Beach Holdings Ltd.

                      SIGNATURES

     Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                       McWhorter Technologies, Inc.
                       /s/Louise M. Tonozzi-Frederick
                       Louise M. Tonozzi-Frederick
                       Vice President and Chief Financial Officer

Date: August 11, 1997